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                                                                      EXHIBIT 21


                        LIST OF SIGNIFICANT SUBSIDIARIES


Anadarko E&P Company LP
     a Delaware limited partnership,

Anadarko Holding Company
     a Utah corporation,

Anadarko Canada Resources
     an Alberta partnership,

Anadarko Land Corp.
     a Nebraska corporation,

Anadarko Algeria Company, LLC
     a Delaware limited liability company,

Anadarko Energy Services Company
     a Delaware corporation,

APC Venezuela, S.R.L.
     a Venezuela limited liability company,